Exhibit 10.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of the 15th day of March, 2013, by and between UFI Acquisition, Inc., a Delaware corporation (“Buyer”), and American Capital, Ltd., a Delaware corporation (the “Representative”), in its capacity as Representative (as defined in the Merger Agreement referred to below); and

WHEREAS, the Buyer, the Representative, UFI Merger Sub, a Delaware corporation, and Unique Fabricating Incorporated, a Delaware corporation, have previously entered into that certain Agreement and Plan of Merger dated as of February 19, 2013 (the “Merger Agreement”); and

WHEREAS, the parties thereto desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.     Exhibit D to the Merger Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit D attached hereto.

2.     Section 1.01 of the Merger Agreement is hereby amended by amending and restating the definition of Net Working Capital Amount as follows:

““Net Working Capital Amount” means the Net Working Capital of the Company and its Subsidiaries as of 11:59 p.m. Eastern time on the day immediately preceding the Closing Date.”

3.     Section 2.02 of the Merger Agreement is hereby amended by deleting the last sentence thereof and replacing it in its entirety with the following:

“The Closing shall be deemed effective for accounting purposes only as of 11:59 p.m. Eastern time on the day immediately preceding the Closing Date, provided that, for all other purposes, the Closing shall be deemed effective as of 11:59 p.m. Eastern time on the Closing Date.”

4.     Section 3.02(e) of the Merger Agreement is hereby amended by deleting the phrase “a letter of transmittal in the form of Exhibit F (the “Letter of Transmittal”)” and replacing it in its entirety with the phrase “a letter of transmittal in the form of Exhibit F or such other form as is mutually agreed upon by the Representative, the Buyer and the applicable Holder (the “Letter of Transmittal”)”.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

BUYER:	UFI ACQUISITION, INC.

By:
Name:
Title:

MERGER SUB:	UFI MERGER SUB, INC.

By:
Name:
Title:

COMPANY:	UNIQUE FABRICATING INCORPORATED

By:
Name:
Title:

HOLDER REPRESENTATIVE:	AMERICAN CAPITAL, LTD., in its capacity as Representative

By:
Name:
Title:

Exhibit D

Form of Certificate of Incorporation of the Surviving Corporation

First:     The name of the Corporation (the “Corporation”) is Unique Fabricating Incorporated.

Second:     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and its registered agent at such address is Corporation Service Company.

third:     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute.

fourth:     The total number of shares of common stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock, $0.001 par value per share.

fifth:     The Corporation is to have perpetual existence.

sixth:     The board of directors shall have the power to adopt, amend or repeal the by-laws, subject to the right of the stockholders entitled to vote with respect thereto to amend and/or repeal the by-laws made by the board of directors.

seventh:     The election of directors need not be by written ballot unless the by-laws so require.

eighth:     No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law: (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions by the director not in good faith or which involve the director’s intentional misconduct or a knowing violation of law; (c) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware; or (d) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ninth:     The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any Proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified under this Article Ninth or otherwise The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer did not act in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding, had reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. In the event that a Covered Person possesses any rights to indemnification, advancement of expenses or insurance provided by a stockholder or other person or entity of whom the Covered Person is an employee, officer or director (a “Secondary Indemnitor”), the Corporation shall be the indemnitor of first resort and shall advance the full amount of expenses incurred by the Covered Person without regard to any rights such Covered Person may have against the Secondary Indemnitor. The Corporation irrevocably waives, relinquishes and releases the Secondary Indemnitor from any and all claims against the Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof.  No advancement or payment by the Secondary Indemnitor on behalf of a Covered Person with respect to any claim for which a Covered Person has sought indemnification from the Corporation shall affect the foregoing, and the Secondary Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Covered Person against the Corporation.  With respect to any third party action, suit or proceeding for which a Covered Person has sought indemnification from the Corporation (a “Third Party Claim”), such Covered Person shall promptly provide written notice of such Third Party Claim to the Corporation. The failure of any Covered Person to give such timely notice will not affect his or her rights to indemnification hereunder, except to the extent the Corporation is prejudiced by such failure. The Corporation shall have the sole right to defend such Third Party Claim, with counsel of its choosing. Any Covered Person shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Corporation unless (i) the Corporation shall have failed, within 30 days after having been notified by the Covered Person of the existence of such Third Party Claim as provided in the preceding sentence, to assume the defense of such Third Party Claim, (ii) the employment of such counsel has been specifically authorized by the Corporation in writing for such Third Party Claims, or (iii) the Covered Person has been advised in writing by counsel that there may be one or more legal defenses available to such Covered Person that are in conflict with those available to the Indemnitor such that it would be in violation of the applicable attorney ethical rules for both the Corporation and the Covered Person to have the same counsel; in which case such reasonable fees and expenses shall be the expense of the Corporation. The Corporation may not, without the prior written consent of the Covered Person, which consent shall not be unreasonably withheld, conditioned or delayed, settle, compromise any or consent to the entry of any judgment with respect to a Third Party Claim if such settlement, compromise or consent (w) does not include an unconditional release of the Covered Person from all liability arising out of such Third Party Claim, (x) contains any admission or statement of wrongdoing or liability on behalf of the Covered Person, (y) contains any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the ongoing or future business of the Covered Person or any of the Covered Person’s affiliates or (z) would require the payment of amounts by or on behalf of such Covered Person or its affiliates that is not paid by the Corporation either directly or through insurance. In no event will a Covered Person consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Corporation, such consent not to be unreasonably withheld or delayed. Any amendment, repeal or modification of this paragraph 9 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

tenth:     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.